Exhibit 99.1

Extractive Sector Transparency Measures Act - Annual Report

Reporting Entity Name	Gran Tierra Energy Inc.

Reporting Year	From:	1/1/2024	To:	12/31/2024	Date Submitted	5/30/2025

Reporting Entity ESTMA Identification Number	E742342		● Original Submission
○ Amended Report

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirement of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Ryan Ellson				Date	5/29/2025

Position Title	Chief Financial Officer and Executive Vice President

Extractive Sector Transparency Measures Act- Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Gran Tierra Energy Inc.					Currency of the Report	USD
Reporting entity ESTMA Identification Number	E742342
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name	Departments. Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
Colombia	NATIONAL GOVERNMENT OF COLOMBIA	NATIONAL HYDROCARBON AGENCY OF COLOMBIA	—	126,195,162	—	—	—	—	—	126,195,162	Paid in Colombian Pesos. Translated at the 2024 average foreign exchange rate of 4,071.35.
Colombia	NATIONAL GOVERNMENT OF COLOMBIA	DIRECTORATE OF NATIONAL TAXES AND CUSTOMS OF COLOMBIA	48,767,308	—	—	—	—	—	—	48,767,308	Paid in Colombian Pesos. Translated at the 2024 average foreign exchange rate of 4,071.35.
Colombia	NATIONAL GOVERNMENT OF COLOMBIA		—	—	865,715	—	—	—	—	865,715	Paid in Colombian Pesos. Translated at the 2024 average foreign exchange rate of 4,071.35.
Colombia	MUNICIPALITY OF PUERTO ASIS		588,503	—	—	—	104,907	—	—	693,410	Paid in Colombian Pesos. Translated at the 2024 average foreign exchange rate of 4,071.35.
Colombia	MUNICIPALITY OF MOCOA		366,840	—	—	—	392,125	—	—	758,965	Paid in Colombian Pesos. Translated at the 2024 average foreign exchange rate of 4,071.35.
Colombia	MUNICIPALITY OF SAN MARTIN		371,461	—	—	—	366,944	—	—	738,405	Paid in Colombian Pesos. Translated at the 2024 average foreign exchange rate of 4,071.35.
Colombia	MUNICIPALITY OF VILLAGARZON		343,946	—	—	—	28,116	—	—	372,062	Paid in Colombian Pesos. Translated at the 2024 average foreign exchange rate of 4,071.35.
Colombia	MUNICIPALITY OF RIO DE ORO		132,904	—	—	—	72,225	—	—	205,129	Paid in Colombian Pesos. Translated at the 2024 average foreign exchange rate of 4,071.35.
Colombia	MUNICIPALITY OF PUERTO GUZMAN		137,578	—	—	—	3,754	—	—	141,332	Paid in Colombian Pesos. Translated at the 2024 average foreign exchange rate of 4,071.35.
Colombia	MUNICIPALITY OF PIAMONTE		137,578	—	—	—	36,224	—	—	173,802	Paid in Colombian Pesos. Translated at the 2024 average foreign exchange rate of 4,071.35.
Colombia	DISTRICT OF BOGOTA		230,416	—	—	—	—	—	—	230,416	Paid in Colombian Pesos. Translated at the 2024 average foreign exchange rate of 4,071.35.

Ecuador	GOVERNMENT OF ECUADOR	MINISTRY OF ENERGY AND NON-RENEWABLE NATURAL RESOURCES OF ECUADOR	—	—	72,000	—	—	—	—	72,000	Paid in USD
Ecuador	GOVERNMENT OF ECUADOR	SECRETARIAT OF HIGHER EDUCATION, SCIENCE, TECHNOLOGY AND INNOVATION	—	—	300,000	—	—	—	—	300,000	Paid in USD
Ecuador	GOVERNMENT OF ECUADOR	MINISTRY OF ENERGY AND NON-RENEWABLE NATURAL RESOURCES OF ECUADOR	—	—	285,000	—	—	—	—	285,000	Paid in USD
Ecuador	GOVERNMENT OF ECUADOR	CENTRAL BANK OF ECUADOR	—	23,338,241	—	—	—	—	—	23,338,241	Paid in USD
Ecuador	GOVERNMENT OF ECUADOR	INTERNAL REVENUE SERVICE	546,869	—	—	—	—	—	—	546,869	Paid in USD
Ecuador	DECENTRALIZED AUTONOMOUS MUNICIPAL GOVERNMENT OF LAGO AGRIO		122,901	—	—	—	—	—	—	122,901	Paid in USD
Canada -Alberta	GOVERNMENT OF ALBERTA	ALBERTA ENERGY AND MINERALS	—	771,275	68,308	—	—	—	—	839,583	Amounts paid in Canadian dollars and translated at the 2024 average foreign exchange rate of $1.37.
											$771,015.47, AB Crown Royalty Gas & Liquids Net of GCA - G94167206 A8HW and $259.09 Compensatory Royalty. $68,307.92 Fees include Surface & Mineral Lease Rentals
Canada -Alberta	GOVERNMENT OF ALBERTA	ALBERTA PETROLEUM MARKETING COMMISSION	—	2,101,521	—	—	—	—	—	2,101,521	Amounts paid in Canadian dollars and translated at the 2024 average foreign exchange rate of $1.37
											$2,101,520.5 Oil paid in-kind royalties, carried by i3. The value of in-kind payments was determined using the prevailing commodity prices at the time of transfer.
Canada -Alberta	WOODLAND CREE FIRST NATION		—	—	642,336	—	—	—	—	642,336	Amounts paid in Canadian dollars and translated at the 2024 average foreign exchange rate of $1.37. Surface lease Acq Costs
Canada -Alberta	STURGEON LAKE CREE NATION	STURGEON LAKE RESOURCES LTD.	—	—	203,576	—	—	—	—	203,576	Amounts paid in Canadian dollars and translated at the 2024 average foreign exchange rate of $1.37. Surface lease Acq Costs.
Additional Notes:	- Royalties include royalties in-kind for $120,066,862 for Colombia and $22,196,071 for Ecuador, calculated using royalty volumes multiplied by 2024 average realized price of $65.8 per barrel for Colombia and $68.80 per barrel in Ecuador.

	- Canada reporting period (November 1, 2024 to December 31, 2024) is a result of i3 Energy PLC., the Parent Company of i3 Energy Canada Ltd., being acquired by Gran Tierra Energy Inc..

Extractive Sector Transparency Measures Act- Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Gran Tierra Energy Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E742342
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes
Colombia	MIDDLE MAGDALENA BASIN	504,365	71,207,601	246,892	—	439,169	—	—	72,398,027	Paid in Colombian Pesos. Translated at the 2024 average foreign exchange rate of 4,071.35:1 USD
Colombia	PUTUMAYO BASIN	1,574,445	54,460,950	336,629	—	565,126	—	—	56,937,150	Paid in Colombian Pesos. Translated at the 2024 average foreign exchange rate of 4,071.35:1 USD
Colombia	ENTITY WIDE	48,997,723	729	116,703	—	—	—	—	49,115,155	Paid in Colombian Pesos. Translated at the 2024 average foreign exchange rate of 4,071.35:1 USD
Colombia	LLANOS BASIN	—	525,882	87,821	—	—	—	—	613,703	Paid in Colombian Pesos. Translated at the 2024 average foreign exchange rate of 4,071.35:1 USD
Colombia	SINU BASIN	—	—	43,058	—	—	—	—	43,058	Paid in Colombian Pesos. Translated at the 2024 average foreign exchange rate of 4,071.35:1 USD
Colombia	CATATUMBO BASIN	—	—	24,244	—	—	—	—	24,244	Paid in Colombian Pesos. Translated at the 2024 average foreign exchange rate of 4,071.35:1 USD
Colombia	LOWER MAGDALENA BASIN	—	—	10,368	—	—	—	—	10,368	Paid in Colombian Pesos. Translated at the 2024 average foreign exchange rate of 4,071.35:1 USD
Ecuador	CHARAPA	—	10,041,689	219,000	—	—	—	—	10,260,689	Paid in USD
Ecuador	CHANANGUE	—	13,296,552	219,000	—	—	—	—	13,515,552	Paid in USD
Ecuador	IGUANA	—	—	219,000	—	—	—	—	219,000	Paid in USD
Ecuador	ENTITY WIDE	669,771	—	—	—	—	—	—	669,771	Paid in USD

Extractive Sector Transparency Measures Act- Annual Report
Canada	CENTRAL	—	1,861,202	18,600	—	—	—	—	1,879,802	Amounts paid in Canadian dollars and translated at the 2024 average foreign exchange rate of $1.37.
Includes AB, BC, IOGC & First Nations. $1,238,291.8 Oil paid in-kind royalties, carried by i3. The value of in-kind payments was determined using the prevailing commodity prices at the time of transfer.
Canada	OTHER	—	291,273	6,979	—	—	—	—	298,252	Amounts paid in Canadian dollars and translated at the 2024 average foreign exchange rate of $1.37.
Includes AB, BC, IOGC & First Nations. $276,590.52 Oil paid in-kind royalties, carried by i3. The value of in-kind payments was determined using the prevailing commodity prices at the time of transfer.
Canada	SIMONETTE	—	615,498	209,873	—	—	—	—	825,371	Amounts paid in Canadian dollars and translated at the 2024 average foreign exchange rate of $1.37.
Includes AB, BC, IOGC & First Nations. $561,849.16 Oil paid in-kind royalties, carried by i3. The value of in-kind payments was determined using the prevailing commodity prices at the time of transfer.
Canada	WAPITI	—	104,896	31,234	—	—	—	—	136,130	Amounts paid in Canadian dollars and translated at the 2024 average foreign exchange rate of $1.37.
Includes AB, BC, IOGC & First Nations. $27,789.03 Oil paid in-kind royalties, carried by i3. The value of in-kind payments was determined using the prevailing commodity prices at the time of transfer.
Canada	CLEARWATER	—	(73)	647,534	—	—	—	—	647,461	Amounts paid in Canadian dollars and translated at the 2024 average foreign exchange rate of $1.37. Fees Included $645,620.44 First Nations Lease Acquisition
Additional Notes:	- Royalties include the following amounts of royalties in-kind: $69,010,802 for Middle Magdalena Basin, $50,366,865 for Putumayo Basin and $300,168 for Llanos Basin in Colombia and $9,735,779 for Oriente Basin in Ecuador. Royalties in-kind which were calculated using royalty volumes multiplied by 2024 average realized price of $65.8 per barrel for Colombia and $73.58 per barrel in Ecuador.

- Canada reporting period (November 1, 2024 to December 31, 2024) is a result of i3 Energy PLC., the Parent Company of i3 Energy Canada Ltd., being acquired by Gran Tierra Energy Inc..